THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [**] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGED COMMISSION.

Exhibit 10.1

FIRST AMENDMENT
TO
MASTER SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”), made effective this1st day of December, 2013 to that certain BETAHost Master Subscription Agreement by and between Thomson Reuters BETA Systems (“BETA”), a division of Thomson Financial LLC, a Thomson Reuters company, and LPL Financial LLC (formerly, LPL Financial Corporation and hereinafter “Subscriber”) dated December 30, 2008 (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the parties hereto have entered into the Agreement pursuant to which BETA provides to Subscriber a data processing service called BETAHost;

WHEREAS, BETA and Subscriber desire to amend the Agreement to extend the term of the Agreement and provide a revised processing charge schedule and other related revisions; and

WHEREAS, this Amendment supersedes all prior discussion and agreements between the parties with respect to the subject matter of this Amendment.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

Paragraph 2 (b) of the Agreement will be deleted in its entirety and replaced with the following: “Provided Subscriber adheres to BETA’s reasonable recommendations regarding system use and equipment configuration, BETA will provide the Services in accordance with the service level standards (each, a “Performance Standard”) as set forth in Service Level Agreement schedule of the Agreement.”

Paragraph 5 (a) of the Agreement will be deleted in its entirety and replaced with the following; “General. In addition to reimbursements required elsewhere in this Agreement, Subscriber shall pay for services in accordance Schedule A attached hereto and as may be adjusted as provided herein. Charges for any partial month of service shall be prorated on the basis of a 30-day month.”

The first sentence of paragraph 6 (a) of the Agreement will be deleted and replaced with the following: “This Agreement will terminate on January 1, 2019.”

Paragraph 6 (b) will be deleted in its entirety and replaced with the following: “Unless notice of non-renewal has been provided, this Agreement shall be extended automatically for successive periods of one year until a successor agreement is signed by the parties or until the Agreement, upon 180 days prior written notice, is terminated. During any period of extension the charges for services provided shall be equal to those in effect in the last year of the term or the immediately preceding extension period, whichever is applicable, plus 5%.”

The following will be added as Paragraph 12 (d) of the Agreement:
“Third party providers whose information is included in the Services may impose additional restrictions on usage of their information or materials and those restrictions may change from time to time. These restrictions may include prohibiting certain types of usage or requiring Subscriber to report its usage to obtain agreement from, or pay additional fees either through BETA or directly to, the relevant third party provider. Subscriber can view restrictions that third party providers have supplied to BETA at www.thomsonreuters.com/3ptyterms (the “Third Party Terms Site”), or alternatively, in some cases,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [**] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGED COMMISSION.

within the relevant Service. BETA will use commercially reasonable efforts to ensure that the Third Party Terms Site or the Service (as relevant) is maintained with the latest policies of each relevant third party provider. Changes to the Third Party Terms Site will be published on the Thomson Reuters Customer Portal quarterly, where BETA will endeavor to provide Subscriber 30 days’ notice before a change goes into effect, but may not be able to do so if BETA does not receive sufficient prior notice from such third parties. These restrictions are binding on Subscriber in the same way as any other provision in this Agreement Third party providers may have the right to require that BETA restrict, suspend or terminate Subscriber’s access to that third Party provider’s information or materials., If BETA takes any such action, it will use reasonable efforts to provide Subscriber with prior notice and not be liable for any resulting damages Subscriber may suffer. BETA may provide third party providers with details of Subscriber’s usage of and any suspected breach of this Agreement relating to, that third party provider’s information or materials.”

Schedule A to the Agreement will be deleted in its entirety and replaced with the attached Schedule A.

Schedule B to the Agreement will be deleted in its entirety.

All terms and conditions of the Agreement (and any Schedules and Exhibits thereto) not expressly modified by this Amendment shall remain in full force and effect.

This Amendment together with the Agreement (and any Schedules and Exhibits thereto) shall be the complete and exclusive statement of the arrangement between the parties as to the subject matter of the Agreement. Neither this Amendment nor the Agreement can be amended or otherwise modified, expect as agreed to in writing by both parties.

Made and executed this 28th day of July, 2014.

Thomson Reuters Beta Systems a division of Thomson Reuters (Markets) LLC
By:_/s/ John S. Fennelly_________________________
Name:_John S. Fennelly_________________________
Title:_Managing Director_________________________

LPL Financial LLC
By:_/s/ Gregory M. Woods_______________________
Name:_Gregory M. Woods_______________________
Title:_Executive Vice President & General Counsel____

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [**] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGED COMMISSION.

Schedule A
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